UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

Technology Solutions Company
 (Exact name of registrant as specified in its charter)

Delaware	000-19433	36-3584201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East Monroe Street, Suite 2600 Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 4, 2009, Technology Solutions Company filed a Form 25 with the Securities and Exchange Commission to delist its common stock (the “Stock”) from the NASDAQ Global Market.  Trading in the Stock was suspended by the NASDAQ Stock Market effective at the open of business on May 4, 2009, with official delisting of the Stock effective ten days thereafter, on May 14, 2009.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2009, Milton Silva-Craig, the Company’s President and Chief Executive Officer and Timothy Rogers, the Company’s Chief Financial Officer, entered into separation and release agreements (the “Separation Agreements”) with the Company whereby their terminations will become effective upon completion of the wind up activities associated with the stockholder approved Plan of Complete Liquidation and Dissolution of the Company (the “Plan”) and the successful transfer to a Trustee, expected May 15, 2009, but no later than May 31, 2009.  In an effort to reduce future payroll expenses beyond April 30, 2009, Messrs. Silva-Craig and Rogers entered into the Separation Agreements whereby they will no longer receive compensation after April 30, 2009 and in turn received onetime payments consistent with the severance terms of their existing employment agreements.  Mr. Silva-Craig’s employment agreement provided termination payments of (i) his annual base salary ($275,000), (ii) general health insurance benefits for a period of one year ($20,609) and (iii) a one-time termination payment equal to 50% of his annual base salary ($137,500).  Mr. Rogers’ employment agreement provided termination payments of (i) his base salary for a period of six months ($87,500) and (ii) general health insurance benefits for a period of six months ($2,345).

The Separation Agreements were approved by the Compensation Committee of the Board of Directors.

Item 8.01. Other Events.

On May 1, 2009, Technology Solutions Company filed a Certificate of Dissolution with the Secretary of State of the State of Delaware and closed its stock transfer books, effective as of the close of business on May 1, 2009, each in accordance with the previously announced Plan of Complete Liquidation and Dissolution of the Company that was approved at a special meeting of the Company’s stockholders on April 27, 2009.

 A copy of the press release issued by the Company with respect to these matters is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY

Date: May 7, 2009	By: /s/ Timothy G. Rogers
Name: Timothy G. Rogers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Technology Solutions Company dated May 4, 2009